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                                                                   EXHIBIT 23-1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4, with respect to the offer to exchange Trust Receipts for up to 5,400,000 depositary shares each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock, of our report dated January 30, 1995, on our audits of the consolidated financial statements and financial statement schedule of PECO Energy Company. We also consent to the reference to our firm under the caption "Experts."




COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 30, 1995